UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 20, 2014

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01	Regulation FD Disclosure.

Signatures

Section 7 – Regulation FD

Item 7.01    Regulation FD Disclosure.

Following ongoing discussions between Kilroy Realty Corporation (the “Company”) and certain stockholders of the Company about the stockholder proposal regarding proxy access included in the Company’s Proxy Statement for its Annual Meeting of Stockholders (the “Proxy Access Proposal”) to be held on May 22, 2014 (the “2014 Annual Meeting”), the Company has agreed to amend its bylaws prior to the Company’s 2015 Annual Meeting of Stockholders to adopt a proxy access right for stockholders as further described below. Stockholders will continue to have the opportunity to vote on the Proxy Access Proposal included in the Company’s Proxy Statement for the 2014 Annual Meeting.

Proxy access allows eligible stockholders to place their own director nominees on the Company’s proxy card, along with the director candidates nominated by the Company’s board of directors. Under the bylaw amendment, a stockholder that has held at least 5% of the Company’s shares for a three-year holding period would be eligible to nominate up to one quarter of the number of directors then serving, subject to certain procedural and disclosure requirements.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: May 20, 2014

	By:	/s/ Heidi R. Roth
Heidi R. Roth Senior Vice President, Chief Accounting Officer and Controller